UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 4, 2004

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Douglass Road, Floor 12, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

     On September 3, 2004, Mastec, Inc. (the “Company or the “Registrant”) filed a Form 8-K to report the resignation of Ernst & Young LLP (“E&Y”), the independent registered public accountants of the Company. On September 24, 2004, the Company filed a Form 8-K/A. The Company is filing this Current Report on Form 8-K/A to amend and restate Item 4.01 as reported in such previous Current Reports.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On August 30, 2004, E&Y informed the Company that it would resign as the Company’s independent registered public accounting firm following completion of services related to the audit of Mastec North America, Inc.’s financial statements for the year ended December 31, 2003. E&Y completed its services related to the audit of Mastec North America, Inc. on October 4, 2004.

     On September 24, 2004, the Company’s Audit Committee engaged BDO Seidman, LLP to serve as the Company’s independent registered public accountants for the 2004 fiscal year. During the years ended December 31, 2002 and 2003 and through September 24, 2004, the Company did not consult BDO Seidman, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in items 304 (a) (2) (i) and (ii) of Regulation S-K.

     E&Y’s reports on the Company’s financial statements for the fiscal years ended 2002 and 2003, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2002, 2003, and through October 4, 2004, there were no disagreements between the Company and E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to E&Y’s satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with their reports on the Company’s consolidated financial statements for such years.

     During the years ended December 31, 2002, 2003 and through October 4, 2004, there were no reportable events (as defined in Item 304(a)(l)(v) of Regulation S-K), except that in connection with the Company’s audit for the fiscal year ended December 31, 2003, the Company and E&Y identified certain reportable conditions that together constituted an overall material weakness in the Company’s internal control over our financial reporting process. A complete description of these weaknesses, including the actions taken by the Company to remedy them, are more fully described in Section 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and can be summarized as including (i) intentional overstatements of revenues, inventories and work in progress arising from the unauthorized actions of certain employees at the Company’s Canadian operations, (ii) weaknesses in internal controls involving revenue recognition policies with respect to certain undocumented or unapproved change orders and the failure to timely recognize losses for certain contracts accounted for under the percentage of completion method, (iii) inadequate controls over the self-insurance reserve process including the documentation of accounting positions and the payment of claims at year-end by the claims administrator, (iv) weaknesses in controls over the process of determining the ultimate realization of certain deferred state tax assets and (v) inadequate controls over our financial statement closing process.

     The Company has undertaken a thorough review of the effectiveness of its internal controls and procedures, including financial reporting, as part of its continuing efforts to strengthen the control process and prepare for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. No significant changes in internal controls over financial reporting were made during the quarter ended December 31, 2003. However, in April 2004 the Company began to institute improved procedures and measures, and in the future plans to continue to work on strengthening these and other procedures and measures, to increase the effectiveness of its internal controls.

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     The Company has provided E&Y with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of E&Y’s letter, dated October 4, 2004, stating its agreement with such statements.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following will be filed as an amendment to this report:

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission regarding the change in certifying accountant dated October 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MasTec Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2004	MASTEC, INC.
	By:	/s/ Austin Shanfelter
Austin Shanfelter
Chief Executive Officer MASTEC, INC.

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